Exhibit 23  -- Consent of Experts

Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax




May 2, 2003

To Whom It May Concern:

We have issued our report dated May 2, 2003, accompanying the financial statements of Clinical Trials Assistance Corporation on Form 10-QSB for the period of April 22, 2002 (inception date) through March 31, 2003. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Clinical Trials Assistance Corporation on Form 10-QSB (File No. 000-50095).

Signed,


/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP

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